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                                                                    EXHIBIT 11.1



                        WORLDCOM, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)

                                                              For the Three Months Ended      For the Six Months Ended
                                                                       June 30,                        June 30,
                                                              --------------------------    -----------------------------
                                                                  1996          1995            1996             1995
                                                              -----------    -----------    ------------      -----------
Primary:
  Weighted average shares outstanding                             391,160       326,270          389,363          323,532
  Common stock equivalents                                            -          11,352              -             12,052
                                                               ----------    ----------     ------------      -----------
                                                                  391,160       337,622          389,363          335,584
                                                               ==========    ==========     ============      ===========
Net income (loss) applicable to common shareholders
  before extraordinary items                                   $ (244,023)   $   54,879     $   (159,028)     $   101,903
Extraordinary items                                               (24,434)          -            (24,434)             -
                                                               ----------    ----------     ------------      -----------
Net income (loss) applicable to common shareholders            $ (268,457)   $   54,879     $   (183,462)     $   101,903
                                                               ==========    ==========     ============      ===========
Primary earnings (loss) per share:
  Applicable to common shareholders before extraordinary items $    (0.62)   $     0.16     $      (0.41)     $      0.30
                                                               ==========    ==========     ============      ===========
  Extraordinary items                                          $    (0.06)   $      -       $      (0.06)     $       -
                                                               ==========    ==========     ============      ===========
  Applicable to common shareholders                            $    (0.69)   $     0.16     $      (0.47)     $      0.30
                                                               ==========    ==========     ============      ===========

Fully diluted:
  Weighted average shares outstanding                             391,160       326,270          389,363          323,532
  Common stock equivalents                                            -          11,924              -             12,598
  Common stock issuable upon conversion of:
    5% convertible notes                                              -          10,270              -             10,270
    Series 1 preferred stock                                          -          43,754              -             43,754
    Series 2 preferred stock                                          -           8,466              -              8,466
                                                               ----------    ----------     ------------      -----------
                                                                  391,160       400,684          389,363          398,620
                                                               ==========    ==========     ============      ===========
Net income (loss) applicable to common shareholders
  before extraordinary items                                   $ (244,023)   $   54,879     $   (159,028)     $   101,903
Extraordinary items                                               (24,434)          -            (24,434)             -
Add back:
  Interest on 5% convertible notes, net of taxes                      -           1,491              -              2,982
  Series 1 preferred dividend requirement                             -           6,124              -             12,250
  Series 2 preferred dividend requirement                             -             812              -              1,625
                                                               ----------    ----------     ------------      -----------
Income (loss) applicable to common shareholders                $ (268,457)   $   63,306     $   (183,462)     $   118,760
                                                               ==========    ==========     ============      ===========
Fully diluted earnings per share:
  Applicable to common shareholders before extraordinary items $    (0.62)   $     0.16     $      (0.41)     $      0.30
                                                               ==========    ==========     ============      ===========
  Extraordinary items                                          $    (0.06)   $      -       $      (0.06)     $       -
                                                               ==========    ==========     ============      ===========
  Applicable to common shareholders                            $    (0.69)   $     0.16     $      (0.47)     $      0.30
                                                               ==========    ==========     ============      ===========
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